UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2005 (April 29, 2005)

Crompton Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-30270 (Commission file number)	52-2183153 (IRS employer identification number)

199 Benson Road, Middlebury, Connecticut (Address of principal executive offices)		06749 (Zip Code)

(203) 573-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

(i)     Crompton Corporation announced today that the Company has completed the formation of a polymer processing equipment joint venture, Davis-Standard LLC (D-S-LLC), with Hamilton Robinson LLC, a private equity firm, based in Stamford, Connecticut.

     D-S LLC, headquartered in Pawcatuck, Connecticut, combines Crompton's Davis-Standard business and Hamilton Robinson's Black Clawson Converting Machinery Company and has approximate annual revenues of $220 million with Crompton as the majority owner. The joint venture will be classified in Crompton's financials as an equity investment.

     Information concerning the formation of the joint venture may be found in Crompton's Report on Form 8-K, dated April 4, 2005. A copy of a press release announcing the completion of the transaction is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

(ii)     Crompton Corporation announced today that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 relating to its proposed merger with Great Lakes Chemical Corporation has expired. Approval of the transaction by European competition authorities is still pending.

     A copy of a press release announcing the expiration of the Hart-Scott-Rodino waiting period is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

* * *

          (c)          Exhibits

Exhibit Number	Exhibit Description
99.1 99.2	Press Release Dated April 29, 2005 Press Release Dated April 29, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Crompton Corporation (Registrant)
By /s/ Barry J. Shainman Name: Barry J. Shainman Title: Secretary

Date: April 29, 2005

          Exhibit Index

Exhibit Number	Exhibit Description
99.1 99.2	Press Release Dated April 29, 2005 Press Release Dated April 29, 2005